Ex. 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection the Quarterly Report on Form 10-Q/A of Hybridon, Inc. (the “Company”) for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stephen R. Seiler, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement has been provided to the Company and will be retained by Hybridon, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 14, 2003	/s/ Stephen R. Seiler

Stephen R. Seiler Chief Executive Officer